Exhibit 5.1

May 9, 2016

To:
Mazor Robotics Ltd.
7 HaEshel Street
Caesarea Industrial Park South
3088900 Israel

Ladies and Gentlemen,

Re: Mazor Robotics Ltd.

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Mazor Robotics Ltd. (the “Company”), relating to 9,262,529 of the Company’s Ordinary Shares, NIS 0.01 nominal value per share, under the Mazor Robotics Ltd. 2011 Share Option Plan (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the shares issuable under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely yours,

/S/ Salinger, Confino, Ben-Zvi, Luchtenstein & Co., Law-Offices

Hanan Salinger
Narda Ben-Zvi
Lori Almouli-Confino*
Barak Luchtenstein
David Schottenfels
Avi Levy
Ronen Wiseman
Ori Kasir
Muriel Shachar
Lena Mor
Anat Ben-Shitrit
Yuval Beer
Shimrit Roznek
Tamar Sheinkin-Japhet
Bat Sheva Austin
Gadi Ben Dror
Iren Kripak
Chana Tauber*
Ofer Efrat
Alona Asher
Dina Dan
Lior Shmuel
Daniel Pasternak
Amanda Zekcher
Elad Levi
Karin Nechushtan
*Also admitted in New York